UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 12 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 20, 2004

Commission File Number 1-6227

LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)

    Delaware                                 42-0823980
            (State of Incorporation)    (I.R.S. Employer Identification No.)

215 N. Main Street, Davenport, Iowa 52801
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code

Item 12. Results of Operations and Financial Condition

On January 20, 2004, Lee Enterprises Incorporated (the Registrant) reported its results for the first fiscal quarter ended December 31, 2003. Registrant is furnishing the related earnings release required under Item 12. The following exhibit is incorporated by reference herein:

EXHIBIT 99.1 Earnings Release - First Fiscal Quarter Ended December 31, 2003

The earnings release contains several non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the Company. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation within the earnings release of all non-GAAP financial measures to the most directly comparable GAAP financial measures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: January 20, 2004	/s/Carl G. Schmidt
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

EXHIBIT 99.1 Earnings Release - First Fiscal Quarter Ended December 31, 2003

NEWS RELEASE

Lee Enterprises reports Q1 earnings growth of 7.8%

DAVENPORT, Iowa (Jan. 20, 2004) — Lee Enterprises, Incorporated (NYSE: LEE), reported today that diluted earnings per common share from continuing operations were 55 cents for its first quarter ended Dec. 31, 2003. The results represent an increase of 7.8 percent over earnings of 51 cents a year ago.

Advertising revenue increased 4.3 percent to $130.8 million, and total operating revenue increased 3.3 percent to $175.5 million. Same property results are identical to reported results in the quarter. Operating expenses, excluding depreciation and amortization, rose 3.0 percent to $124.2 million, led by an increase of 10.0 percent for newsprint and ink. Operating cash flow(1) increased 4.2 percent to $51.3 million. Operating cash flow margin(1) was 29.2 percent, compared with 29.0 percent a year ago. Operating income, which includes equity in net income of associated companies and depreciation and amortization, rose 4.8 percent to $42.0 million. Income from continuing operations increased 8.9 percent to $24.5 million. Net income increased 9.0 percent.

Mary Junck, chairman and chief executive officer, said: “We’re off to an excellent start in fiscal 2004, with advertising and total revenue increasing strongly against an exceptionally good quarter a year ago. Although the overall economy remains uneven, we’re especially gratified to see our first quarterly gain in employment advertising revenue in three years, continued strength in retail advertising; and another quarter of higher rates of growth at our new newspapers. At the same time, we’ve been able to keep costs under control overall, despite a double-digit increase in newsprint expense.”

Tables follow.

Lee Enterprises is based in Davenport, Iowa, and is the premier publisher of daily newspapers in midsize markets. Lee owns 38 daily newspapers and a joint interest in six others, along with associated online services. Lee also publishes nearly 200 weekly newspapers, shoppers and classified and specialty publications. Lee stock is traded on the New York Stock Exchange under the symbol LEE. More information about Lee Enterprises, including revenue statistics for December, is available at www.lee.net.

LEE ENTERPRISES, INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
Unaudited. (Thousands, Except Per Common Share Data)
	Three Months Ended
	December 31,

	2003	2002	%

Operating revenue:	(1)(2)	(1)(2)
Advertising	$130,758	$125,394	4.3
Circulation	33,722	33,612	0.3
Other	11,021	10,830	1.8

	175,501	169,836	3.3

Operating expenses:
Compensation	69,635	68,492	1.7
Newsprint and ink	15,891	14,450	10.0
Other	38,660	37,646	2.7

	124,186	120,588	3.0

Operating cash flow	51,315	49,248	4.2
Depreciation and amortization	11,594	11,371	2.0

Operating income, before equity in net income
of associated companies	39,721	37,877	4.9
Equity in net income of associated companies	2,292	2,218	3.3

Operating income	42,013	40,095	4.8

Non-operating income:
Financial income	298	340	(12.4)
Financial expense	(3,537)	(4,690)	(24.6)
Other, net	(28)	(344)	N	M

	(3,267)	(4,694)	(30.4)

Income from continuing operations
before income taxes	38,746	35,401	9.4
Income tax expense	14,267	12,923	10.4

Income from continuing operations	24,479	22,478	8.9
Discontinued operations	--	(20)	--

Net income	$24,479	$22,458	9.0

Earnings per common share:
Basic:
Continuing operations	$0.55	$0.51	7.8
Discontinued operations	--	--	--

Net income	$0.55	$0.51	7.8

Diluted:
Continuing operations	$0.55	$0.51	7.8
Discontinued operations	--	--

Net income	$0.55	$0.51	7.8

Average common shares:
Basic	44,573	44,221
Diluted	44,840	44,353

SELECTED BALANCE SHEET INFORMATION
		December 31,

	2003	2002

Cash and temporary cash investments	$ 10,053	$ 26,455
Total assets	1,414,016	1,460,857
Debt, including current maturities	275,200	381,800
Stockholders' equity	825,471	759,733

(1)

Operating cash flow, which is defined as operating income before depreciation, amortization and equity in net income of associated companies, and operating cash flow margin (operating cash flow divided by operating revenue) represent non-GAAP financial measures. A reconciliation of operating cash flow to operating income, the most directly comparable measure under accounting principles generally accepted in the United States (GAAP), is included in the tables accompanying this release. The Company believes that operating cash flow and the related margin ratio are useful measures of evaluating its financial performance because of their focus on the Company’s results from operations before depreciation and amortization. The Company also believes that these measures are several of the alternative financial measures of performance used by investors, rating agencies and financial analysts to estimate the value of a company and evaluate its ability to meet debt service requirements.

(2)

Certain amounts as previously reported have been reclassified to conform with the current period presentation. Also, in order to report revenue statistics on a basis more consistent with peer newspaper companies and to recognize the growing importance of niche and online advertising revenue, several revenue categories have been reclassified. The prior period has been restated for comparative purposes, and the reclassifications have no impact on earnings.

(3)

Excludes revenue of Madison Newspapers, Inc., (MNI) in order to comply with SEC regulations related to disclosure of non-GAAP financial measures. Lee owns 50% of the capital stock of MNI, which for financial reporting purposes is reported using the equity method of accounting.

The Private Securities Litigation Reform Act of 1995 provides a “Safe Harbor” for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company’s current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in advertising demand, newsprint prices, interest rates, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired businesses or maintaining employee and customer relationships and increased capital and other costs. The words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.

Contact: dan.hayes@lee.net, (563) 383-2100